Cane Clark llp		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague	Scott P. Doney	Facsimile: 702-944-7100
Christopher T. Clark		Email: jlaxague@caneclark.com

February 9, 2012

Myriad Interactive Media, Inc.

7 Ingram Drive, Suite 128

Toronto, Ontario, Canada M6M 2L7

Re: Myriad Interactive Media, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Myriad Interactive Media, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of 5,000,000 shares of the Company’s common stock (the “Shares”) issuable to Orca Capital GmbH pursuant to the terms of a Consulting Agreement.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the Consulting Agreement and; (e) the Company’s Consulting Agreement with Orca Capital GmbH; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act, such Shares will be legally issued, fully paid and non-assessable shares of the Company’s common stock.

Very truly yours,

CANE CLARK LLP

/s/ Joe Laxague

Joe Laxague, Esq.

*Licensed in California, Washington and Hawaii;

^Licensed in Colorado and District of Columbia

Cane Clark llp		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague	Scott P. Doney	Facsimile: 702-944-7100
Christopher T. Clark		Email: jlaxague@caneclark.com

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form S-8 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Myriad Interactive Media, Inc.

Very truly yours,

/s/ Joe Laxague

CANE CLARK LLP

Joe Laxague, Esq.

*Licensed in California, Washington and Hawaii;

^Licensed in Colorado and District of Columbia